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                         CONSENT OF INDEPENDENT AUDITORS





To the Board of Directors and Shareholders of the FFTW Funds, Inc.:



We consent to the use of our report dated February 20, 2001 pertaining to the FFTW Funds, Inc. as incorporated herein by reference and to the references to our firm under the headings "Financial Highlights Tables" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.





New York, New York
April 25, 2001